                                                                      Exhibit 24

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Michael W. Wright, David L. Boehnen and John P. Breedlove, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of SUPERVALU INC., to sign Registration Statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of the Common Stock of SUPERVALU INC. for issuance under the SUPERVALU INC. 1997 Stock Plan, and up to 45,000 shares of the Common Stock of SUPERVALU INC. for issuance under the Richfood Holdings Inc. Non-Employee Directors Stock Option Plan, and any and all amendments (including post-effective amendments) to such Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 9th day of February, 2000, by the following persons:

          Name                                            Title
          ----                                            -----

     /s/ Michael W. Wright               Chairman of the Board, President,
-----------------------------------      Chief Executive Officer and Director
Michael W. Wright                        (Principal Executive Officer)


      /s/ Pamela K.Knous                 Executive Vice President and
-----------------------------------      Chief Financial Officer
Pamela K. Knous                          (Principal Financial and Accounting
                                         Officer)

     /s/ Lawrence A. Del Santo           Director
-----------------------------------
Lawrence A. Del Santo


     /s/ Susan E. Engel                  Director
-----------------------------------
Susan E. Engel


     /s/ Edwin C. Gage                   Director
-----------------------------------
Edwin C. Gage


     /s/ William A. Hodder               Director
-----------------------------------
William A. Hodder


     /s/ Garrett L. Keith, Jr.           Director
-----------------------------------
Garnett L. Keith, Jr.

     /s/ Richard L. Knowlton             Director
-----------------------------------
Richard L. Knowlton


     /s/ Charles M. Lillis               Director
-----------------------------------
Charles M. Lillis


     /s/ Harriet Perlmutter              Director
-----------------------------------
Harriet Perlmutter


     /s/ Steven S. Rogers                Director
-----------------------------------
Steven S. Rogers


     /s/ Carole F. St. Mark              Director
-----------------------------------
Carole F. St. Mark


                                       v